EXHIBIT (e)(1)(b)

SCHEDULE A EATON VANCE SPECIAL INVESTMENT TRUST DISTRIBUTION AGREEMENT August 9, 2010 I. Funds sold prior to June 23, 1997 Agreement

Name of Fund	Prior Agreements for Class B and/or Class C Assets	Class B Sales
		Commission Payable
		under Section 5(c)

Eaton Vance Emerging Markets Fund	Class B: March 24, 1994/November 1, 1996	5.00%
Eaton Vance Greater India Fund	Class B: March 24, 1994/November 1, 1996	5.00%
Eaton Vance Balanced Fund*	Class B: October 28, 1993/August 1, 1995/November 1, 1996
	Class C: October 28, 1993/January 27, 1995/August 1,	5.00%
	1995/November 1, 1996
Eaton Vance Special Equities Fund	Class B: August 1, 1994/August 1, 1995/November 1, 1996
	Class C: August 1, 1994/January 27, 1995/August 1,	5.00%
	1995/November 1, 1996
Eaton Vance Large-Cap Value Fund*	Class B: August 1, 1994/August 1, 1995/November 1, 1996
	Class C: August 1, 1994/January 27, 1995/August 1,	5.00%
	1995/November 1, 1996
Eaton Vance Dividend Builder Fund*	Class B: October 28, 1993/August 1, 1995/November 1, 1996
	Class C: October 28, 1993/January 27, 1995/August 1,	5.00%
	1995/November 1, 1996
Eaton Vance Small-Cap Fund	N/A	6.25%

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*	These funds are successors in operations to funds which were reorganized, effective August 1, 1995, and the outstanding uncovered distribution charges of the predecessor funds were assumed by the above funds.

II. Funds sold since June 23, 1997

Prior Agreements Relating to
Name of Fund Adopting this Agreement	Class B and/or Class C Assets

Eaton Vance Institutional Short Term Treasury Fund	N/A
Eaton Vance Institutional Emerging Markets Fund	N/A
Eaton Vance Small-Cap Value Fund	N/A
Eaton Vance Large-Cap Core Fund	N/A
Eaton Vance Institutional Short Term Income Fund	N/A
Eaton Vance Short Term Real Return Fund	N/A
Eaton Vance Commodity Strategy Fund	N/A
Eaton Vance Tax-Advantaged Bond Strategy Real Return Fund	N/A
Eaton Vance Option Absolute Return Strategy Fund	N/A